Exhibit 10.10.2

Amended as of 12-29-2016

AXOGEN, INC.
INCENTIVE STOCK OPTION AGREEMENT

This Incentive Stock Option Agreement (this “Agreement”), effective as of [.], 20[.] (the “Effective Date”), by and between AxoGen, Inc., a Minnesota corporation (the “Company”), and [.] (“Optionee”).

WHEREAS, the Company wishes to grant this stock option to Optionee pursuant to the AxoGen, Inc. 2010 Stock Incentive Plan, as amended and restated (the “Plan”).

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.         Grant of Option.

(a)        The Company hereby grants to Optionee the right and option (the “Option”) to purchase all or any part of an aggregate [.] shares (the “Shares”) of the common stock, par value $0.01 per share (the “Common Stock”), of the Company at the exercise price of $[.] per Share on the terms and conditions set forth herein.  It is understood and agreed that such price is not less than 100% of the Fair Market Value (as defined in the Plan) of each such Share on the Effective Date.

(b)        The Option is designated as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and, as described in Section 5 below.  However, if and to the extent the Option exceeds the limits for an incentive stock option, as described in Section 5, the Option shall be a nonqualified stock option.

2.         Duration and Exercisability.

(a)        The Option may not be exercised by Optionee except as set forth herein, and the Option shall in all events terminate ten (10) years from the Effective Date, unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan. Subject to the other terms and conditions set forth herein, the Option shall vest and may be exercised by Optionee in cumulative installments as follows, which cannot exceed 100% of the Shares subject to the Option:

[.]

If the foregoing schedule would produce fractional Shares, the number of Shares for which the Option becomes exercisable shall be rounded down to the nearest whole Share.  Except as otherwise described in Section 3(c) of this Agreement, during the lifetime of Optionee, the Option shall be exercisable only by Optionee.  The vesting of the Option is subject to acceleration under the circumstances described in Sections 2(b), 3 and 4.

(b)Notwithstanding the provisions of subparagraph 2(a) above, if a Change of Control occurs, the Option shall automatically accelerate and become fully exercisable in the event that within twelve months following the change of control the employee is terminated without Cause or leaves the Company for Good Reason.  Good Reason shall mean the occurrence of any one or more of the following:

   I.     the assignment to Optionee of any duties inconsistent in any respect with his/her position (including status, offices, titles, and reporting requirements), authorities, duties, or other responsibilities as in effect immediately prior to the Change in Control of the Company or any other action of the Company which results in a diminishment in such position, authority, duties, or responsibilities, other than an insubstantial and inadvertent action which is remedied by the Company promptly after receipt of notice thereof given by Optionee;

  II.     a reduction by the Company in Optionee's base salary as in effect on the date hereof and as the same shall be increased from time to time hereafter; or

III.     the failure by the Company to (A) continue in effect any material compensation or benefit plan, program, policy or practice in which Optionee was participating at the time of the Change in Control of the Company or (B) provide Optionee with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program, policy and practice as in effect immediately prior to the Change in Control of the Company (or as in effect following the Change in Control of the Company, if greater

3.         Effect of Termination of Employment with the Company.

(a)In the event that Optionee shall cease to be employed by the Company or its subsidiaries, for any reason other than by the Company or its subsidiaries for Cause (as defined below) or due to Optionee’s death or Disability (as defined below), Optionee shall have the right to exercise the Option at any time within 90 days after such termination of employment to the extent of the full number of Shares Optionee was entitled to purchase under the Option on the date of termination, subject to the condition that the Option shall not be exercisable after the expiration of its term.

(b)In the event that Optionee shall cease to be employed by or provide services to the Company or its subsidiaries by reason of Optionee’s termination by the Company or its subsidiaries for Cause, the Option shall automatically terminate and shall not be exercisable thereafter.  In addition, notwithstanding the prior provisions of this Section 3, if Optionee engages in conduct that constitutes Cause after Optionee’s employment or service with the Company or its subsidiaries terminates, the Option shall immediately terminate.

(c)In the event that Optionee shall die while employed by the Company or its subsidiaries, or within 90 days after termination of his employment with the Company or its subsidiaries for any reason other than by the Company or its subsidiaries for Cause, or if Optionee’s employment with the Company or its subsidiaries is terminated on account of Optionee’s Disability, and Optionee shall not have fully exercised the Option, the Option may be exercised at any time within 12 months after the date of Optionee’s death or termination of employment because of Disability by the legal representative or, if applicable, guardian of Optionee or by any person to whom the Option is transferred by will or the applicable laws of descent and distribution to the extent of the full number of Shares Optionee was entitled to purchase under the Option on the date of death (or termination of his employment, if earlier) or termination of Optionee’s employment because of Disability and subject to the condition that the Option shall not be exercisable after the expiration of its term.

4.         Definitions.

(a)For purposes of this Agreement, a “Change in Control” of the Company shall be deemed to have occurred if:

(i)        any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) shall, together with his, her or its “Affiliates” and “Associates” (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), become the “Beneficial Owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities (any such person being hereinafter referred to as an “Acquiring Person”);

(ii)       the “Continuing Directors” (as hereinafter defined) shall cease to constitute a majority of the Company’s Board of Directors during a 12-month period; or

(iii)      there should occur (A) any consolidation or merger involving the Company and the Company shall not be the continuing or surviving corporation or the shares of the Company’s capital stock shall be converted into cash, securities or other property; provided, however, that this subclause (A) shall not apply to a merger or consolidation in which (i) the Company is the surviving corporation and (ii) the stockholders of the Company immediately prior to the transaction have the same proportionate ownership of the capital stock of the surviving corporation immediately after the transaction; or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company.

(b)For purposes of this Agreement, a “Continuing Director” shall mean any person who is a member of the Board of Directors of the Company, while such person is a member of the Board of Directors, who is not an Acquiring Person, an Affiliate or Associate of an Acquiring Person or a representative of an Acquiring Person or of any such Affiliate or Associate and who (i) was a member of the Company’s Board of Directors on the date of grant of the Option, or (ii) subsequently became a member of the Board of Directors, upon the nomination or recommendation, or with the approval of, a majority of the Continuing Directors.

(c)For purposes of this Agreement, termination by the Company of Optionee’s employment for “Cause” shall mean termination upon (i) the willful and continued failure by Optionee to substantially perform his duties with the Company (other than any such failure resulting from his Disability), after a demand for substantial performance is delivered to Optionee that specifically identifies the manner in which the Company believes that Optionee has not substantially performed his duties, and Optionee has failed to resume substantial performance of his duties on a continuous basis within 30 days of receiving such demand, (ii) the willful engaging by Optionee in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise or (iii) Optionee’s conviction of a felony.  For purposes of this Section 4(c), no act, or failure to act, on Optionee’s part shall be deemed “willful” unless done, or omitted to be done, by Optionee not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.  Failure to perform duties with the Company during any period of Disability shall not constitute Cause.

(d)For purposes of this Agreement, the term “Disability” shall be defined in accordance with the meaning proscribed in Section 22(e)(3) of the Code.

5.         Designation as Incentive Stock Option

(a)This Option is designated as an incentive stock option under Section 422 of the Code.  If the aggregate Fair Market Value of the stock on the date of the grant with respect to which incentive stock options are exercisable for the first time by Optionee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a nonqualified stock option that does not meet the requirements of Section 422.  If and to the extent that the Option fails to qualify as an incentive stock option under the Code, the Option shall remain outstanding according to its terms as a nonqualified stock option.

(b)Optionee understands that favorable incentive stock option tax treatment is available only if the Option is exercised while Optionee is an employee of the Company or a parent or subsidiary of the Company or within a period of time specified in the Code after Optionee ceases to be an employee.  Optionee understands that Optionee is responsible for the income tax consequences of the Option, and, among other tax consequences, Optionee understands that he or she may be subject to the alternative minimum tax under the Code in the year in which the Option is exercised.  Optionee will consult with his or her tax adviser regarding the tax consequences of the Option.

(c)Optionee agrees that Optionee shall immediately notify the Company in writing if Optionee sells or otherwise disposes of any Shares acquired upon the exercise of the Option and such sale or other disposition occurs on or before the later of (i) two years after the Effective Date, or (ii) one year after the exercise of the Option.  Optionee also agrees to provide the Company with any information requested by the Company with respect to such sale or other disposition.

6.         Manner of Exercise.

(a)The Option may only be exercised by Optionee or other proper party within the option term by delivering written notice of exercise to the Company at its principal executive office.  The notice shall state the number of Shares as to which the Option is being exercised and shall be accompanied by payment in full of the exercise price for all of the Shares designated in the notice.

(b)Payment of the exercise price shall be made by:

•	certified or bank cashier’s check payable to the Company;

•

by tender of shares of the Company’s Common Stock, which, unless the Committee (as defined in the Plan), provides its consent, must have been, previously owned by Optionee, having a fair market value on the date of exercise equal to the exercise price of the Option, or a combination of cash and shares equal to such exercise price;

•

attestation of the Company’s Common Stock valued at Fair Market Value as of the date of exercise of the Option equal to the exercise price of the Option, or a combination of cash and shares equal to such exercise price; or

•

net settlement of the Option, using a portion of the Shares to be obtained on exercise in payment of the exercise price of the Option (and, if applicable, any required minimum tax withholding or such greater amount permitted under FASB Accounting Standards Codification Topic 718, Compensation—Stock Compensation, and amendments thereto, for equity-classified awards).

7.         Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company or other similar corporate transaction or event affects the Common Stock such that an adjustment is necessary pursuant to Section 4(c) of the Plan in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, and all or any portion of the Option shall then be unexercised and not yet expired, then appropriate adjustments in the outstanding Option shall be made as determined by the Committee in accordance with the provisions of Section 4(c) of the Plan in order to prevent dilution or enlargement of Option rights.

8.         Miscellaneous

(a)Plan Provisions Control.  This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference.  In the event that any provision of this Agreement conflicts with or is inconsistent in any respect with the terms of the Plan, the terms of the Plan shall control.  The Committee shall have the authority to interpret and construe the Option pursuant to the terms of this Agreement and the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

(b)No Rights of Shareholders.  Neither Optionee, Optionee’s legal representative nor a permissible assignee of this Option shall have any of the rights and privileges of a shareholder of the Company with respect to the Shares, unless and until such Shares have been issued in the name of Optionee, Optionee’s legal representative or permissible assignee, as applicable.

(c)No Right to Continuance of Employment or Service.  This Agreement shall not confer on Optionee any right with respect to the continuance of any employment or service with the Company or any subsidiary of the Company, nor will it interfere in any way with the right of the Company to terminate such employment or service at any time.

(d)Governing Law.  The validity, construction and effect of the Plan and this Agreement, and any rules and regulations relating to the Plan and this Agreement, shall be determined in accordance with the laws of the State of Minnesota.

(e)Severability.  If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify this Agreement or the Option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or this Agreement, such provision shall be stricken as to such jurisdiction or this Agreement, and the remainder of this Agreement shall remain in full force and effect.

(f)No Trust or Fund Created.  Neither the Plan nor this Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any affiliate of the Company and Optionee or any other person.

(g)Headings.  Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof.

(h)Conditions Precedent to Issuance of Shares.  Shares shall not be issued pursuant to the exercise of the Option unless such exercise and the issuance and delivery of the applicable Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, the requirements of the NASDAQ Global Market or any other applicable stock exchange and the Minnesota Business Corporation Act.  As a condition to the exercise of the Option, the Company may require that the person exercising or paying the exercise price represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation and warranty is required by law.

(i)Withholding.  In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the Option and in order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to assure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Optionee.

(j)Consultation with Professional Tax and Investment Advisors.  Optionee acknowledges that the grant, exercise, vesting or any payment with respect to this Option, and the sale or other taxable disposition of the Shares acquired pursuant to the exercise thereof, may have tax consequences pursuant to the Code or under local, state or international tax laws.  Optionee further acknowledges that such Optionee is relying solely and exclusively on Optionee’s own professional tax and investment advisors with respect to any and all such matters (and is not relying, in any manner, on the Company or any of its employees or representatives).  Finally, Optionee understands and agrees that any and all tax consequences resulting from this Option and its grant, exercise, vesting or any payment with respect thereto, and the sale or other taxable disposition of the Shares acquired pursuant to the Plan, is solely and exclusively the responsibility of Optionee without any expectation or understanding that the Company or any of its employees or representatives will pay or reimburse such holder for such taxes or other items.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, effective as of the Effective Date.

AXOGEN, INC.
By:
Name:
Title:

Date:

OPTIONEE

By:
Name:

Date: